Exhibit (1)(b)

Amplify ETF Trust
(a Massachusetts Business Trust)

Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest

(Effective as of March 12, 2019)

Whereas, the initial Trustee of the Trust, acting pursuant to Section 4.9 of the Amended and Restated Declaration of Trust, dated November 5, 2015 (the “Declaration”), designated the Shares of the Trust into two series of shares of beneficial interests in the Trust (each, a “Series”) as of that same date as set forth on Schedule A to the Declaration, named YieldShares Equity Income Strategy ETF and Amplify Online Retail ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on June 22, 2016, designated three additional Series to be named Amplify Dow Theory Forecasts Buy List ETF, YieldShares Prime 5 Dividend ETF, and YieldShares CWP Dividend & Option Income ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by unanimous consent of the Trustees of the Trust on September 2, 2016, changed the name of the Series previously designated YieldShares Prime 5 Dividend ETF to Amplify YieldShares Prime 5 Dividend ETF and the Series previously designated YieldShares CWP Dividend & Option Income ETF to Amplify YieldShares CWP Dividend & Option Income ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the name change;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on March 14, 2017, designated one additional Series to be named Amplify YieldShares Oil Hedged MLP Income ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by unanimous consent of the Trustees of the Trust on June 20, 2017, changed the name of the Series previously designated Amplify YieldShares Prime 5 Dividend ETF to Amplify YieldShares Senior Loan and Income ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the name change;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on December 12, 2017, designated two additional Series to be named Amplify YieldShares High Yield ETF and Amplify Blockchain Leaders ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by unanimous written consent of the Trustees of the Trust, on January 12, 2018, changed the name of the Series previously designated Amplify Blockchain Leaders ETF to Amplify Transformational Data Sharing ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the name change;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of a least a majority of the Trustees of the Trust on March 13, 2018, terminated Amplify YieldShares Oil Hedged MLP Income ETF and Amplify YieldShares High Yield ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to the remove of the Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on March 13, 2018, designated two additional Series to be named Amplify EASI Tactical Growth ETF and Amplify Advanced Battery Metals and Materials ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of a least a majority of the Trustees of the Trust on September 18, 2018, terminated Amplify YieldShares Senior Loan and Income ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to the remove of the Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on September 18, 2018, designated three additional Series to be named Amplify CrowdBureau Peer-to-Peer Lending & Crowdfunding ETF, Amplify International Online Retail ETF and Amplify Seymour Growth Opportunities ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on October 4, 2018, designated one additional Series to be named Amplify BlackSwan Growth & Treasury Core ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on December 11, 2018, designated one additional Series to be named Amplify YieldShares High Income ETF, subsequently renamed Amplify High Income ETF by the Officers of the Trust, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on March 12, 2019, changed the name of the Series previously designated Amplify Seymour Growth Opportunities ETF to Amplify Seymour Alternative Plant Economy ETF and the name of the Series previously designated Amplify YieldShares CWP Dividend & Option Income ETF to Amplify CWP Dividend & Option Income ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the name changes;

Now Therefore, the Establishment and Designation of Series of Shares of Beneficial Interest is amended and restated in its entirety as follows:

The following Series of the Trust are established and designated with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.	YieldShares Equity Income Strategy ETF

2.	Amplify Online Retail ETF

3.	Amplify Dow Theory Forecasts Buy List ETF

4.	Amplify CWP Dividend & Option Income ETF

5.	Amplify Transformational Data Sharing ETF

6.	Amplify EASI Tactical Growth ETF

7.	Amplify Advanced Battery Metals and Materials ETF

8.	Amplify CrowdBureau Peer-to-Peer Lending & Crowdfunding ETF

9.	Amplify International Online Retail ETF

10.	Amplify BlackSwan Growth & Treasury Core ETF

11.	Amplify Seymour Alternative Plant Economy ETF

12.	Amplify High Income ETF

1.      Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2.      The number of authorized Shares of each Series is unlimited.

3.      Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (“Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4.      With respect to each Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5.      The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6.      The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7.      Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

In Witness Whereof, the undersigned, being the Secretary of the Trust, has executed this instrument as of this 12th day of March, 2019.

Amplify ETF Trust

/s/ John Phillips
John Phillips, Secretary